Exhibit 99.1

Phillips Edison Grocery Center REIT I Reports Third Quarter 2017 Results

Board of Directors Increases Estimated Value per Share by 8% to $11.00

Company to Change Name to Phillips Edison & Company

CINCINNATI, OH, November 8, 2017 - Phillips Edison Grocery Center REIT I, Inc. (to be known as Phillips Edison and Company, Inc.), an internally-managed real estate investment trust (REIT) that is one of the nation’s largest owners and operators of grocery-anchored shopping centers, reported its results for the three and nine months ended September 30, 2017.

Acquisition of PELP and Estimated Value per Share Update

•	On October 4, 2017, the company completed the acquisition of 76 real estate assets and the third-party asset management business of its sponsor, Phillips Edison Limited Partnership (PELP)

•	On November 8, 2017, the company increased its estimated value per share by 8% to $11.00

Third Quarter 2017 Highlights (vs. Third Quarter 2016)

•	Net loss attributable to stockholders totaled $8.2 million

•	Excluding transaction and other one-time expenses, net income attributable to stockholders would have totaled $1.0 million compared to $2.7 million in the third quarter of 2016

•	Modified funds from operations (MFFO) increased 0.8% to $27.8 million

•	Same-center net operating income (NOI) increased 0.5% to $39.5 million

Nine Months Ended September 30, 2017 Highlights (vs. Nine Months Ended September 30, 2016)

•	Net loss attributable to stockholders totaled $8.3 million

•	Excluding transaction and other one-time expenses, net income attributable to stockholders would have totaled $6.9 million compared to $5.5 million in the first nine months of 2016

•	MFFO increased 7.3% to $85.1 million

•	Same-center NOI increased 1.6% to $118.2 million

Management Commentary

“Subsequent to the quarter-end, we finalized the acquisition of 76 real estate assets and the third-party asset management business from our sponsor, PELP, transforming our company into a $4 billion internally-managed REIT with a best-in-class operating platform,” said Jeff Edison, Chairman and Chief Executive Officer of Phillips Edison Grocery Center REIT I. “As a result of this transaction, and after a comprehensive third-party valuation, our board of directors increased our estimated value per share to $11.00, reflecting the accretion from the transaction and the increased value of our expanded portfolio.”

“Our results over the past nine months have been driven by the continued demand for well-located, grocery-anchored retail space, as illustrated by the high volume of leases executed during the period and the related double-digit leasing spreads.”

“Going forward as an internally-managed REIT, we are well positioned for future growth and to consider all strategic alternatives for our business when favorable market conditions or opportunities arise.”

Acquisition of PELP

On October 4, 2017, the company completed the acquisition of 76 real estate assets and the third-party asset management business of its former sponsor and external advisor, PELP.

The transaction formed an internally-managed REIT primarily focused on grocery-anchored shopping centers with a total enterprise value of approximately $4 billion. The combined enterprise owns a diversified portfolio of 235 shopping centers comprising approximately 26.1 million square feet located in 32 states, as well as a third-party asset management business that manages over $2 billion of grocery-anchored shopping centers.

Estimated Value Per Share

Effective November 8, 2017, the company’s board of directors increased the estimated value per share of its common stock to $11.00 as of October 5, 2017, representing an 8% increase from $10.20 as of March 31, 2017.

The company engaged Duff & Phelps to provide a calculation of the range in estimated value per share of the company’s common stock as of October 5, 2017, the first full business day after the closing date of the transaction. Duff & Phelps prepared a valuation report based substantially on its estimate of the “as is” market value of the company’s portfolio, adjusted to reflect balance sheet assets and liabilities provided by the company’s management as of October 5, 2017, before calculating a range of estimated per share values based on the number of outstanding shares of common stock as of quarter end. These calculations produced an estimated value per share in the range of $10.34 to $11.70.

Three and Nine Months Ended September 30, 2017 Financial Results

Net (Loss) Income Attributable to Stockholders

For the three months ended September 30, 2017, net loss attributable to stockholders totaled $8.2 million compared to net income of $2.5 million during the three months ended September 30, 2016. The net loss was driven by $3.7 million of transaction expenses associated with the PELP acquisition, $5.5 million for the redemption of unvested Class B units that had been earned by our former advisor for asset management services rendered, and increased interest expense on higher debt outstanding. Excluding transaction and redemption expenses, net income attributable to stockholders would have been $1.0 million versus $2.7 million for the comparable period.

For the nine months ended September 30, 2017, net loss attributable to stockholders totaled $8.3 million compared to net income of $5.2 million during the nine months ended September 30, 2016. The net loss was driven by $9.8 million of transaction expenses associated with the PELP acquisition, $5.5 million for previously mentioned redemption of unvested Class B units, and increased interest expense on higher debt outstanding. Excluding transaction and redemption expenses, net income attributable to stockholders would have been $6.9 million versus $5.5 million for the comparable period, a 25.2% increase.

Additionally contributing to the results for the three and nine months ended September 30, 2017 was the adoption of new accounting guidance where certain property acquisitions are now classified as asset acquisitions. As a result, the majority of acquisition-related expenses are capitalized and amortized over the life of the related assets.

Funds from Operations (FFO) as Defined by the National Association of Real Estate Investment Trusts (NAREIT)

For the third quarter of 2017, FFO totaled $20.0 million compared to $28.7 million during the same year-ago quarter. Excluding charges related to the redemption of unvested Class B units that had been earned by our former advisor for asset management services, FFO would have been $25.5 million compared to $28.7 million during the same year-ago quarter.

For the nine months ended September 30, 2017, FFO totaled $74.9 million compared to $82.3 million during the same year-ago period. Excluding charges related to the previously mentioned redemption of unvested Class B units, FFO would have been $80.4 million compared to $82.3 million during the same year-ago period.

MFFO

For the third quarter of 2017, MFFO increased 0.8% to $27.8 million compared to $27.5 million during the three months ended September 30, 2016.

For the first nine months of 2017, MFFO increased 7.3% to $85.1 million compared to $79.3 million during the nine months ended September 30, 2016.

Three and Nine Months Ended September 30, 2017 Portfolio Results

Same-Center Results

For the third quarter of 2017, same-center NOI increased 0.5% to $39.5 million compared to $39.3 million during the third quarter of 2016. The improvement was driven by a 0.9% increase in total same-center revenues, which resulted from a $0.17 increase in minimum rent per square foot and a 0.7% increase in occupancy, and was offset by a decline in tenant recovery income versus the comparable period due to a favorable prior-year adjustment. This increase in same-center revenues was further offset by a 1.7% increase in same-center operating expenses related to increased tax appeal costs and real estate taxes versus the comparable period.

For the nine months ended September 30, 2017, same-center NOI increased 1.6% to $118.2 million compared to $116.4 million during the first nine months of 2016. The improvement was driven by a 1.0% increase in total same-center revenues, which resulted from the aforementioned increases in minimum rent per square foot and occupancy, coupled with a 0.3% decrease in same-center operating expenses versus the comparable period.

Contributing to same-center NOI were 137 properties that were owned and operational for the entire portion of both comparable reporting periods, excluding nine properties identified as redevelopment.

Same-center occupancy totaled 97.0%, an increase of 0.7% from September 30, 2016.

Portfolio Statistics

At quarter-end, the portfolio consisted of 159 properties, totaling approximately 17.4 million square feet located in 28 states.

Leased portfolio occupancy totaled 96.4% compared to 95.9% as of September 30, 2016.

Leasing Activity

During the third quarter of 2017, 119 new and renewal leases were executed totaling approximately 573,000 square feet. Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 6.8% for new leases and 12.4% for renewal leases.

During the first nine months of 2017, 381 new and renewal leases were executed totaling approximately 1.6 million square feet. Comparable rent spreads during the first nine months of 2017 were 20.3% for new leases and 13.6% for renewal leases.

Acquisition Activity

One grocery-anchored shopping center was acquired for a total cost of $35.0 million during the third quarter of 2017. The property, located in Hoffman Estates, Illinois, which is a suburb of Chicago, totals approximately 159,000 square feet.

During the nine months ended September 30, 2017, six shopping centers were acquired for a total cost of $142.6 million.

Hurricane Activity

During the nine months ended September 30, 2017, the company reported no material impact on its financial results from weather-related events, including Hurricane Irma and Hurricane Harvey.

Balance Sheet Highlights at September 30, 2017

At quarter-end, the company had $379.0 million outstanding on its $500.0 million revolving credit facility, and its net debt to total enterprise value was 39.1%. The company defines net debt as total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents. Total enterprise value is defined as equity value, calculated as total diluted shares outstanding multiplied by the estimated net asset value per share of $10.20 as of September 30, 2017, plus net debt.

The weighted-average interest rate of outstanding debt was 3.1% with a weighted-average maturity of 3.0 years. 68.1% of the total debt was fixed-rate debt.

Pro Forma Balance Sheet Highlights

Upon the completion of the PELP acquisition, the company entered into a number of agreements to enhance its liquidity profile.

In order to increase the availability on its revolving credit facility and refinance the corporate debt assumed from PELP, the company entered into two new term loan agreements - one with a total capacity of $375 million and the other with $175 million that mature in April 2022 and October 2024, respectively. The company also entered into two new secured loan facilities with principal balances of $175 million and $195 million that mature in November 2026 and November 2027, respectively. The company also extended the maturity on its revolving credit facility.

As a result of this activity, the company had $60.6 million outstanding on its $500.0 million revolving credit facility as of October 31, 2017 and its net debt to total enterprise value was 41.9%.

Total enterprise value is defined as equity value, calculated as total diluted shares outstanding multiplied by the estimated net asset value per share of $11.00 as of October 5, 2017, plus net debt.

The weighted-average interest rate of outstanding debt was 3.4% with a weighted-average maturity of 6.0 years. 88.5% of the total debt was fixed-rate debt as of October 31, 2017.

Third Quarter 2017 Distributions

Gross distributions of $31.0 million were paid during the third quarter of 2017, including $13.3 million reinvested through the dividend reinvestment plan, for net cash distributions of $17.7 million.

Share Repurchase Program (SRP)

During the third quarter of 2017, standard repurchase requests surpassed the funding limits under the SRP. Due to the program’s funding limits, no funds will be available for the remainder of 2017. When we are unable to fulfill all repurchase requests in any month, we will honor requests on a pro rata basis to the extent possible. The company will continue to fulfill repurchases sought upon a stockholder’s death, “qualifying disability,” or “determination of incompetence” in accordance with the terms of the SRP.

Stockholder Update Call

Chairman and Chief Executive Officer Jeff Edison and Executive Vice President Mark Addy will host a live presentation addressing the company’s updated estimated value per share and its third quarter results on Thursday, November 9, 2017, at 10:00 a.m. Eastern Time.

Following management’s prepared remarks, there will be a question and answer session. Investors are encouraged to submit questions in advance of the presentation by emailing them to InvestorRelations@phillipsedison.com. Additionally, questions may be submitted via the webcast interface during the live presentation.

Interested parties will be able to access the presentation online or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the Phillips Edison Grocery Center REIT I call.

Date: Thursday, November 9, 2017
Time: 10:00 a.m. Eastern Time
Webcast link: http://services.choruscall.com/links/peco171109.html
U.S. listen-only: (888) 243-4451
International listen-only: (412) 542-4135

A webcast replay will be available approximately one hour after the conclusion of the presentation in the Events & Presentations section of the Phillips Edison Grocery Center REIT I website at http://investors.phillipsedison.com/event.

For more information on the company’s quarterly results, please refer to the company’s Form 10-Q, which will be filed with the SEC and available on the SEC’s website at www.sec.gov.

Reconciliation of Non-GAAP Measures

Same-Center Net Operating Income

Same-center NOI is presented as a supplemental measure of the company’s performance. Net Operating Income (“NOI”) is defined as total operating revenues, adjusted to exclude lease buyout income and non-cash revenue items, less property operating expenses and real estate taxes. Same-center NOI represents the NOI for the 137 properties that were owned and operational for the entire portion of both comparable reporting periods, except for those properties currently classified as redevelopment. A property is removed from the same-center pool and classified as redevelopment when it is being repositioned in the market and such repositioning is expected to have a significant impact on property operating income. While there is judgment surrounding changes in designations, once a redevelopment property has stabilized, it is typically moved to the same-center pool the following year. Currently the company has identified nine properties that are classified as redevelopment properties.

The company believes NOI and same-center NOI provide useful information to investors about the company’s financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because same-center NOI excludes the change in NOI from properties acquired after December 31, 2015 and those considered redevelopment properties, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating same-center NOI, and accordingly, same-center NOI may not be comparable to other REITs.

Same-center NOI should not be viewed as an alternative measure of the company’s financial performance since it does not reflect the operations of their entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties that could materially impact results from operations.

The table below is a comparison of same-center NOI for the three and nine months ended September 30, 2017, to the three and nine months ended September 30, 2016 (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues:
Rental income(1)	$42,621	$41,797	$824		$127,588	$124,664	$2,924
Tenant recovery income	13,620	14,020	(400)		41,337	42,583	(1,246)
Other property income	274	195	79		615	562	53
Total revenues	56,515	56,012	503	0.9%	169,540	167,809	1,731	1.0%
Operating expenses:
Property operating expenses	8,831	8,813	18		26,563	26,673	(110)
Real estate taxes	8,179	7,909	270		24,731	24,774	(43)
Total operating expenses	17,010	16,722	288	1.7%	51,294	51,447	(153)	(0.3)%
Total Same-center NOI	$39,505	$39,290	$215	0.5%	$118,246	$116,362	$1,884	1.6%

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

Below is a reconciliation of Net (loss) income to NOI and same-center NOI for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(1)	2017	2016(1)
Net (loss) income	$(8,376)	$2,490	$(8,463)	$5,326
Adjusted to exclude:
Straight-line rental income	(970)	(1,067)	(2,913)	(2,793)
Net amortization of above- and below-market leases	(286)	(355)	(972)	(936)
Lease buyout income	(9)	—	(1,120)	(534)
General and administrative expenses	8,712	7,722	25,438	23,736
Termination of affiliate arrangements	5,454	—	5,454	—
Acquisition expenses	202	870	466	2,392
Depreciation and amortization	28,650	26,583	84,481	78,266
Interest expense, net	10,646	8,504	28,537	23,837
Transaction expenses	3,737	—	9,760	—
Other	(6)	(33)	(642)	125
NOI	47,754	44,714	140,026	129,419
Less: NOI from centers excluded from same-center	(8,249)	(5,424)	(21,780)	(13,057)
Total Same-center NOI	$39,505	$39,290	$118,246	$116,362

(1)	Certain prior period amounts have been restated to conform with current year presentation.

Funds from Operations and Modified Funds from Operations

FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The company uses FFO as defined by the NAREIT to be net income (loss), computed in accordance with GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures, and noncontrolling interests. The company believes that FFO is helpful to investors and its management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.

Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the company uses MFFO, which excludes from FFO the following items:

•	acquisition and transaction expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of company operations;

•	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting;

•	adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting; and

•	termination of affiliate arrangements.

The company believes MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating the company’s operating performance in periods in which there is no acquisition activity.

Many of the adjustments in arriving at MFFO are not applicable to the company. Nevertheless, as explained below, management’s evaluation of the company’s operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

•
Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•
Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•
Gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

•
Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—These adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

•
Adjustment for the termination of affiliate arrangements—This adjustment is related to our redemption of Class B units at the current estimated value per share that had been earned by our former advisor for historical asset management services, and is not related to continuing operations. By excluding this item, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of liquidity, nor is either of these measures indicative of funds available to fund the company’s cash needs, including its ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate their business plan in the manner currently contemplated.

Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than net income or cash flows from operations prepared in accordance with GAAP. FFO and MFFO, as presented, may not be comparable to amounts calculated by other REITs.

The following section presents the company’s calculation of FFO and MFFO and provides additional information related to the company’s operations for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of FFO
Net (loss) income attributable to stockholders	$(8,232)	$2,464	$(8,319)	$5,243
Adjustments:
Depreciation and amortization of real estate assets	28,650	26,583	84,481	78,266
Noncontrolling interest	(410)	(397)	(1,244)	(1,171)
FFO attributable to common stockholders	$20,008	$28,650	$74,918	$82,338
Calculation of MFFO
FFO attributable to common stockholders	$20,008	$28,650	$74,918	$82,338
Adjustments:
Acquisition expenses	202	870	466	2,392
Net amortization of above- and below-market leases	(286)	(354)	(972)	(936)
Gain on extinguishment of debt	(43)	(184)	(567)	(79)
Straight-line rental income	(970)	(1,068)	(2,913)	(2,793)
Amortization of market debt adjustment	(267)	(285)	(838)	(1,631)
Change in fair value of derivatives	(30)	(98)	(153)	(66)
Transaction expenses	3,737	—	9,760	—
Termination of affiliate arrangements	5,454	—	5,454	—
Noncontrolling interest	(53)	4	(90)	47
MFFO attributable to common stockholders	$27,752	$27,535	$85,065	$79,272

FFO/MFFO per share:
Weighted-average common shares outstanding - basic	183,843	184,639	183,402	183,471
Weighted-average common shares outstanding - diluted	186,502	187,428	186,150	186,260
FFO per share - basic	$0.11	$0.16	$0.41	$0.45
FFO per share - diluted	$0.11	$0.15	$0.40	$0.44
MFFO per share - basic and diluted	$0.15	$0.15	$0.46	$0.43

(1)
OP units and restricted stock awards were dilutive to FFO/MFFO for the three and nine months ended September 30, 2017, and, accordingly, were included in the weighted average common shares used to calculate diluted FFO/MFFO per share.

About Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc. (to be known as Phillips Edison & Company, Inc.), an internally-managed real estate investment trust (REIT), is one of the nation’s largest owners and operators of market-leading, grocery-anchored shopping centers. The company manages a diversified portfolio of over 340 shopping centers - 235 of which are owned directly by the company and comprise approximately 26.1 million square feet located in 32 states. The company’s proven, vertically-integrated operating platform allows it to effectively and efficiently acquire, lease and manage its properties, resulting in a history of strong operating results and great shopping experiences. For more information, please visit www.phillipsedison.com.

Phillips Edison & Company is a trademark of Phillips Edison Grocery Center REIT I, Inc.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the company’s filings with the SEC. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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Investor Contact:
Michael Koehler
Director of Investor Relations
513-338-2743
InvestorRelations@phillipsedison.com